UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

Dextera Surgical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 11, 2017, Dextera Surgical Inc. and Aesculap, Inc. (“Aesculap”) entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) pursuant to which Dextera Surgical agreed to sell substantially all of its assets to Aesculap or its designee for $17.3 million. Immediately thereafter, Dextera Surgical filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

Also as previously disclosed, in connection with entering into the Asset Purchase Agreement, on December 15, 2017, Dextera Surgical and Aesculap entered into a Post-Petition Loan and Security Agreement (the “DIP Loan Agreement”) pursuant to which Aesculap agreed to loan to Dextera Surgical funds necessary to conduct its business through the process for the sale of its assets (the “DIP Loan Amount”).

Consistent with the terms of the Asset Purchase Agreement, on February 20, 2018, Dextera Surgical sold substantially all of its assets to Aesculap’s designee, AesDex, LLC, for $17.3 million. Of this amount, Dextera Surgical received approximately $13.6 million, with an additional $2 million funded into an escrow account for 24 months. The balance of the $17.3 million purchase price was used to repay the DIP Loan Amount of $0.9 million, make payments to counterparties to assigned contracts and leases, and pay associated closing expenses.

Aesculap is part of the B. Braun Group. Dextera Surgical had a marketing and distribution agreement to distribute Dextera Surgical’s MicroCutter 5/80 surgical stapler in Spain with B. Braun Surgical S.A., another part of the B. Braun Group, prior to entering into the Asset Purchase Agreement. The purchase price for the assets was determined in arms-length negotiations with Aesculap, and the sale of the assets was approved by the Court.

Dextera Surgical does not anticipate filing financial statements for the sale of the assets, or pro forma financial statements, due to the fact that following the sale of the assets Dextera Surgical is no longer an operating company and lacks the personnel required to do so.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

2.1 (1)	Asset Purchase Agreement, dated December 11, 2017, between Dextera Surgical Inc. and Aesculap, Inc.

2.2	First Amendment to Asset Purchase Agreement, dated January __, 2018.

2.3	Second Amendment to Asset Purchase Agreement, dated February 15, 2018.

10.1 (1)	Post-Petition Loan and Security Agreement, dated December 15, 2017, between Dextera Surgical Inc. and Aesculap, Inc.

10.2 (1)	Line of Credit Note, dated December 15, 2017, issued by Dextera Surgical Inc. to Aesculap, Inc.

(1)	Filed as the like-numbered exhibit to Dextera Surgical’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2017, and incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dextera Surgical Inc.

Date: February 21, 2018	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer